UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

Aeries Technology, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40920	98-1587626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Paya Lebar Road, #08-13 Paya Lebar Square Singapore	409051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 228-6404

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	AERT	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AERTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Share Consolidation

Aeries Technology, Inc. (the “Company”) is announcing today that its Board of Directors (the “Board”) has approved the implementation of a one-for-eight share consolidation (the “Share Consolidation”) of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”). The Share Consolidation is intended to increase the per-share trading price of the Company’s Class A ordinary shares and to assist the Company in maintaining compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

The Share Consolidation will become effective at 12:01 a.m., Eastern Time, on June 12, 2026 (the “Effective Time”). The Company’s Class A ordinary shares are expected to begin trading on a split-adjusted basis on the Nasdaq Stock Market at the commencement of trading on June 12, 2026, with a new CUSIP number of G0136H128. The ticker symbol for the Company’s stock will remain “AERT.”

At the Company’s 2026 Annual General Meeting held on March 3, 2026, the Company’s shareholders approved a proposal authorizing the Board to effect a consolidation of the Company’s authorized and issued Class A ordinary shares at a ratio of up to one-for-ten (1:10), with the exact ratio and timing to be determined by the Board in its sole discretion. Pursuant to such authorization, the Board approved a one-for-eight (1:8) Share Consolidation.

Information for Shareholders

The Share Consolidation will, as of the Effective Time, reduce the number of issued and outstanding shares of the Company’s Class A ordinary shares from approximately 45,914,789 to approximately 5,739,349. The total authorized number of Class A ordinary shares will be correspondingly reduced from 500,000,000 with a par value of $0.0001 per share to 62,500,000 with a par value of $0.0008 per share. No fractional shares will be issued in connection with the Share Consolidation, and fractional shares resulting from the Share Consolidation will be rounded up to the next whole number. No further action on the part of shareholders will be required to implement the Share Consolidation.

The Company’s transfer agent, Continental Stock Transfer & Trust Company (“CSTT”), will act as its exchange agent for the Share Consolidation. CSTT will provide instructions to any shareholders with physical stock certificates regarding the process for exchanging their certificates for split-adjusted shares into “book-entry form.” Shares held by shareholders in “street name” will have their accounts automatically credited by their brokerage firm, bank, or other nominee. Shareholders who hold their shares in book-entry form at CSTT will also have their accounts automatically credited. Shareholders may contact Continental Stock Transfer and Trust Shareholder Services for any questions on 1-800-509-5586.

Impact on Equity Awards

Proportionate adjustments will be made to the per-share exercise price and/or the number of shares subject to all then-outstanding stock options and other equity awards (collectively, the “Equity Awards”), which will result in a proportional decrease in the number of shares of the Company’s Class A ordinary shares reserved for issuance upon exercise or settlement of such Equity Awards. All share and per-share amounts in the Company’s consolidated financial statements and the notes thereto will be retroactively adjusted to reflect the Share Consolidation for all the periods presented. Additional information about the Share Consolidation can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 6, 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s implementation of the Share Consolidation and its expected effects. These statements are not historical facts and typically are identified by the use of terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Further information on risks, uncertainties and other factors that could cause actual results to differ materially are included in the Company’s periodic and current reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company disclaims any intention to, and undertakes no obligation to, update or revise these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aeries Technology, Inc.
A Cayman Islands exempted company

Date: June 10, 2026	By:	/s/ Bhisham (Ajay) Khare
Bhisham (Ajay) Khare
Chief Executive Officer and Director

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